UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 1, 2015, Building Materials Holding Corporation ("BMC") was merged with and into Stock Building Supply Holdings, Inc. ("SBS"), with SBS surviving the merger (the "Merger"). Upon completion of the Merger, the combined company was named BMC Stock Holdings, Inc ("BMC Stock", the "Company"). For additional information about the Merger, see the Company’s definitive Joint Proxy and Consent Solicitation Statement/Prospectus, included in a registration statement on Form S-4 (Commission File No. 333-206421) filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2015. The following unaudited pro forma condensed combined financial statements have been prepared to illustrate the effect of the Merger as of and for the nine months ended September 30, 2015, and for the year ended December 31, 2014. The unaudited pro forma condensed combined financial statements have been derived from the audited historical consolidated financial statements of SBS and BMC for the year ended December 31, 2014, and the unaudited historical consolidated financial statements of SBS and BMC as of and for the nine-month period ended September 30, 2015.

The Merger will be accounted for using the acquisition method of accounting, with SBS treated as the legal acquirer and BMC treated as the acquirer for accounting purposes. Additional information about the accounting treatment of the Merger between SBS and BMC is provided in the section entitled “The Merger-Accounting Treatment” of the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015.

The unaudited pro forma condensed combined statements of operations reflect adjustments as if the Merger had occurred on January 1, 2014. The unaudited pro forma condensed combined balance sheet reflects adjustments as if the Merger had occurred on September 30, 2015. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on BMC Stock.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only, and this financial information is not necessarily indicative of the future financial position or results of operations of BMC Stock, or the financial position or the results of operations that would have been realized had the Merger been consummated during the periods or as of the dates for which pro forma information is presented. The unaudited pro forma condensed combined financial information does not reflect any cost savings from operating efficiencies or other synergies that could result from the Merger, including one-time costs that will be incurred to achieve operating efficiencies and other synergies. In the opinion of BMC Stock’s management, all adjustments necessary to fairly present such unaudited pro forma condensed combined financial statements have been made based upon the terms of the Merger. Certain pro forma adjustments described in the accompanying notes are based on estimates and various assumptions that BMC Stock believes are reasonable under the circumstances based on currently available information. The actual recorded amounts of the acquisition consideration transferred, the recognized amounts of assets acquired and liabilities assumed and related depreciation and amortization periods will be based on final appraisals, evaluation and estimations of fair value as of the acquisition date. As a result, actual asset and liability values established and related operating results, including actual depreciation and amortization expense, could differ from those reflected in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the audited consolidated financial statements of SBS for the year ended December 31, 2014 included in SBS’s Annual Report on Form 10-K filed with the SEC on March 2, 2015, the unaudited condensed consolidated financial statements of SBS for the nine months ended September 30, 2015 included in SBS’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2015, the audited consolidated financial statements of BMC for the year ended December 31, 2014 included in the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015, and the unaudited consolidated financial statements of BMC for the nine months ended September 30, 2015 included as Exhibit 99.1 to this Current Report on Form 8-K/A.

BMC Stock Holdings, Inc. and Subsidiaries
Pro Forma Condensed Combined Balance Sheet as of September 30, 2015 (Unaudited)

(in thousands)	BMC Historical	SBS Historical	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$3,492	$5,382	$—		$8,874
Restricted assets	15,097	523	—		15,620
Receivables, net	204,292	138,405	—		342,697
Inventories, net	130,911	108,726	11,742	7(a)	251,379
Unbilled receivables	13,350	10,501	—		23,851
Income taxes receivable	8,494	—	3,675	7(b)	9,209
			(4,640)	7(c)
			1,680	7(h)
Deferred income taxes	7,033	2,063	(3,935)	7(d)	5,161
Prepaid expenses and other current assets	8,414	13,858	—		22,272
Total current assets	391,083	279,458	8,522		679,063
Property and equipment, net of accumulated depreciation	165,963	88,295	29,154	7(a)	283,412
Deferred financing costs	7,334	1,020	(1,020)	7(a)	7,334
Deferred income taxes	54,781	—	(54,781)	7(c)	—
Intangible assets, net of accumulated amortization	51,151	20,780	185,010	7(a)	256,941
Goodwill	53,934	7,186	158,213	7(a)	219,333
Other long-term assets	15,752	1,193	—		16,945
Total assets	$739,998	$397,932	$325,098		$1,463,028
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$74,371	$83,376	$—		$157,747
Accrued compensation	28,812	18,825	—		47,637
Billings in excess of costs and estimated earnings	10,879	1,064	—		11,943
Interest payable	978	170	—		1,148
Current portion of long-term debt and obligations under capital leases	7,417	3,306	—		10,723
Current portion of insurance deductible reserves	15,727	1,183	—		16,910
Income taxes payable	—	4,640	(4,640)	7(c)	—
Other accrued liabilities	27,517	20,870	(519)	7(a)	65,493
			15,000	7(b)
			2,625	7(h)
Total current liabilities	165,701	133,434	12,466		311,601
Insurance deductible reserves	26,199	6,664	—		32,863
Long-term debt	358,881	76,464	—		435,345
Obligations under capital leases	5,074	12,217	—		17,291
Deferred income taxes	—	13,079	(54,781)	7(c)	34,023
			75,725	7(d)
Other long-term liabilities	394	2,786	(2,190)	7(a)	3,165
			2,175	7(h)
Total liabilities	556,249	244,644	33,395		834,288
Stockholders' equity:
Preferred stock, $0.01 par value	—	—	—		—
Common stock, $0.01 par value	76	262	(262)	7(e)	654
			578	7(f)
Treasury stock	(3,234)	(182)	182	7(e)	—
			3,234	7(g)
Additional paid-in capital	177,163	149,479	(149,479)	7(e)	626,747
			453,396	7(a)
			(578)	7(f)
			(3,234)	7(g)
Retained earnings (deficit)	9,744	3,729	(3,729)	7(e)	1,339
			(5,285)	7(b)
			(3,120)	7(h)
Total stockholders' equity	183,749	153,288	291,703		628,740
Total liabilities and stockholders' equity	$739,998	$397,932	$325,098		$1,463,028
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

BMC Stock Holdings, Inc. and Subsidiaries
Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2014 (Unaudited)

(in thousands, except per share amounts)	BMC Historical	SBS Historical	Pro Forma Adjustments		Pro Forma Combined
Sales:
Building products	$937,048	$1,068,760	$—		$2,005,808
Construction services	374,450	226,956	—		601,406
	1,311,498	1,295,716	—		2,607,214
Cost of sales:					—
Building products	705,812	806,177	282	8(a)	1,524,013
			11,742	8(b)
Construction services	310,612	181,885	—		492,497
	1,016,424	988,062	12,024		2,016,510
Gross profit	295,074	307,654	(12,024)		590,704
Selling, general and administrative expenses	229,450	279,838	998	8(a)	510,622
			336	8(c)
Depreciation expense	11,492	6,731	6,570	8(a)	24,793
Amortization expense	—	2,253	13,814	8(a)	16,067
Public offering transaction-related costs	—	508	—		508
Income (loss) from operations	54,132	18,324	(33,742)		38,714
Interest expense	(27,090)	(2,684)	—		(29,774)
Other income, net	1,413	787	—		2,200
Income (loss) from continuing operations before income taxes	28,455	16,427	(33,742)		11,140
Income tax (benefit) expense	(65,577)	6,340	(11,810)	8(d)	(71,047)
Income (loss) from continuing operations	$94,032	$10,087	$(21,932)		$82,187

Weighted average common shares outstanding (basic)		25,764	39,174	8(e)	64,938
Weighted average common shares outstanding (diluted)		26,226	39,641	8(e)	65,867

Income from continuing operations per common share (basic)		$0.39			$1.27
Income from continuing operations per common share (diluted)		$0.39			$1.25
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

BMC Stock Holdings, Inc. and Subsidiaries
Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2015 (Unaudited)

(in thousands, except per share amounts)	BMC Historical	SBS Historical	Pro Forma Adjustments		Pro Forma Combined
Sales:
Building products	$767,234	$822,266	$—		$1,589,500
Construction services	299,350	183,959	—		483,309
	1,066,584	1,006,225	—		2,072,809
Cost of sales:					—
Building products	574,720	613,530	(14)	8(a)	1,188,236
Construction services	244,248	145,824	—		390,072
	818,968	759,354	(14)		1,578,308
Gross profit	247,616	246,871	14		494,501
Selling, general and administrative expenses	206,882	220,249	749	8(a)	428,132
			252	8(c)
Depreciation expense	10,255	6,811	2,545	8(a)	19,611
Amortization expense	999	1,756	8,195	8(a)	10,950
Merger-related costs	4,040	4,652	(8,692)	8(f)	—
Income (loss) from operations	25,440	13,403	(3,035)		35,808
Interest expense	(20,498)	(2,133)	—		(22,631)
Other income, net	968	1,002	—		1,970
Income (loss) from continuing operations before income taxes	5,910	12,272	(3,035)		15,147
Income tax (benefit) expense	3,299	1,866	(1,062)	8(d)	4,103
Income (loss) from continuing operations	$2,611	$10,406	$(1,973)		$11,044

Weighted average common shares outstanding (basic)		26,104	39,174	8(e)	65,278
Weighted average common shares outstanding (diluted)		26,317	39,464	8(e)	65,781

Income (loss) from continuing operations per common share (basic)		$0.40			$0.17
Income (loss) from continuing operations per common share (diluted)		$0.40			$0.17
The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

BMC Stock Holdings, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.    Description of Transaction

On December 1, 2015, BMC was merged with and into SBS, with SBS surviving the Merger. Upon completion of the Merger, the combined company was named BMC Stock Holdings, Inc. For additional information about the Merger, see the Company’s definitive Joint Proxy and Consent Solicitation Statement/Prospectus, included in a registration statement on Form S-4 (Commission File No. 333-206421) filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2015.

2.    Basis of Presentation

The accompanying pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X and present the pro forma consolidated financial position and results of operations of the combined company based upon the historical financial statements of BMC and SBS, after giving effect to the combination and the adjustments described in these notes, and are intended to reflect the impact of the combination on BMC’s consolidated financial statements.

Certain reclassifications have been made to the historical presentation of SBS’s financial statements to conform to the presentation of BMC. These reclassifications have no impact on the historical gross profit, income (loss) from operations, income (loss) from continuing operations, total current assets, total assets, total current liabilities, total liabilities or total stockholders’ equity reported by SBS. Further review may result in additional reclassifications.

The combination will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations” (“ASC 805”), with SBS treated as the legal acquirer and BMC treated as the acquirer for accounting purposes. As the accounting acquirer, BMC will account for the transaction by using BMC historical information and accounting policies and adding the assets and liabilities of SBS as of the completion date of the combination at their respective fair values. The allocation of the estimated purchase price is preliminary, pending finalization of various estimates and analyses, including a complete purchase price allocation study. Accordingly, the accompanying unaudited pro forma accounting for the business combination is preliminary and is subject to further adjustments as additional information becomes available and as additional analyses are performed. There can be no assurance that such finalization will not result in material changes from the preliminary accounting for the business combination included in the accompanying unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•
The audited consolidated financial statements of SBS for the year ended December 31, 2014, included in SBS’s Annual Report on Form 10-K filed with the SEC on March 2, 2015 and the unaudited condensed consolidated financial statements of SBS for the nine months ended September 30, 2015, included in SBS’s Quarterly Report on Form 10-Q filed with the SEC on November 5, 2015; and

•
The audited consolidated financial statements of BMC for the year ended December 31, 2014 included in the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015, and the unaudited consolidated financial statements of BMC for the nine months ended September 30, 2015 included as Exhibit 99.1 to this Current Report on Form 8-K/A.

3.    Significant Accounting Policies

The accounting policies used in preparing these unaudited pro forma condensed combined financial statements are described in BMC’s and SBS’s audited consolidated financial statements as of December 31, 2014. Based on a preliminary review of each company’s respective accounting policy, the Company's management has determined that no material adjustments are necessary to conform SBS’s financial statements to the accounting policies used by BMC in the preparation of the unaudited pro forma condensed combined financial information. A full review of each company’s accounting policies is currently in process.

4.    Other Events

The unaudited pro forma combined condensed financial statements do not reflect certain events that have occurred or may occur. As such, the combined company’s financial statements may be materially different than the pro forma financial statements presented. The following items related to BMC and SBS are not reflected in the unaudited pro forma condensed combined financial statements:

On May 1, 2015, BMC completed the acquisition of VNS Corporation ("VNS"), enabling BMC to expand its product offerings into the southeastern United States. The purchase price was $49.3 million, which was funded through available cash and BMC’s revolving credit facility. The acquisition was accounted for using the acquisition method of accounting under ASC 805. As the acquisition was completed during the nine months ended September 30, 2015, the assets and liabilities of VNS are reflected in the

“BMC Historical” column in the unaudited pro forma condensed combined balance sheet as of September 30, 2015, and the results of operations from the acquisition date through September 30, 2015, are reflected in the “BMC Historical” column in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015. The results of operations of VNS prior to the acquisition date are not reflected in the pro forma condensed combined statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 as VNS was not considered significant for pro forma purposes.

On September 1, 2015, BMC purchased certain assets and assumed certain liabilities of Marietta, Georgia-based Robert Bowden Inc. ("RBI") for an initial purchase price of $102.7 million in cash (subject to certain adjustments), which was funded primarily through the use of borrowings under the Revolver. RBI has three locations in the Atlanta, Georgia area, including its manufacturing facility in Marietta. RBI sells millwork and window products to homebuilders and residential contractors primarily in the Atlanta metro market. The acquisition was accounted for using the acquisition method of accounting under ASC 805. For the fiscal year ended December 31, 2014, RBI reported sales, net income and Adjusted EBITDA of $77.9 million, $6.5 million and $10.4 million, respectively, or approximately 5.9%, 6.9% and 13.5% of BMC’s results for the same period. RBI’s total assets as of December 31, 2014, were $36.0 million, or approximately 6.1% of BMC’s total assets as of that date. As the acquisition was completed during the nine months ended September 30, 2015, the assets and liabilities of RBI are reflected in the "BMC Historical" column in the unaudited pro forma condensed combined balance sheet as of September 30, 2015, and the results of operations from the acquisition date through September 30, 2015 are reflected in the "BMC Historical" column in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2015. The results of operations of RBI prior to the acquisition date are not reflected in the pro forma condensed combined statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015 as RBI was not considered significant for pro forma purposes. For a reconciliation of RBI’s net income to Adjusted EBITDA for the year ended December 31, 2014, see section entitled “BMC Management’s Discussion and Analysis of Financial Condition and Results of Operations—Factors Affecting BMC’s Results of Operations—Acquisition of Robert Bowden Inc.” of the definitive Joint Proxy and Consent Solicitation Statement/Prospectus filed with the SEC on November 2, 2015.

In connection with the Merger, the Company entered into a credit agreement with Wells Fargo and Goldman Sachs Bank USA which provides the Company with a $450.0 million revolving credit facility. The new credit facility was used to refinance outstanding balances under the current revolving credit facilities of BMC and SBS, to support up to $75.0 million in letters of credit and to fund transaction costs, general corporate purposes and working capital. The Company incurred an underwriting fee of $2.35 million which was paid on the closing date of the credit agreement. The credit agreement was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on December 7, 2015.

5.    Consideration Transferred

The consideration transferred in the Merger is calculated as follows (in thousands, except share and per share amounts):

Number of SBS shares outstanding (1)	26,186,111
SBS common stock price per share (2)	$16.99
Deemed (for accounting purposes only) issuance of BMC stock to SBS shareholders	444,902
Fair value of SBS equity awards (3)	8,494
Total consideration transferred	$453,396

(1)	Number of shares of SBS common stock outstanding as of December 1, 2015.
(2)	Closing price of SBS common stock as of December 1, 2015.
(3)	Reflects the fair value of outstanding SBS restricted stock units and stock options.

6.    Preliminary Fair Value of Net Assets Acquired

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of SBS are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed as of September 30, 2015, and have been prepared to illustrate the estimated effect of the Merger.

The following is a preliminary fair value estimate of the net assets acquired:

Working capital	$152,245
Property and equipment	117,449
Intangible assets	205,790
Other long-term assets	1,193
Long-term debt	(76,464)
Other long-term liabilities	(32,556)
Additional net deferred income tax liability related to fair value adjustments	(79,660)
Identifiable net assets acquired	$287,997
Goodwill	165,399
Total net assets acquired	$453,396

Inventory was valued at its estimated net realizable value, which is defined as expected sales price less cost to sell, plus a reasonable margin for the selling effort. When the combined company sells through the acquired inventory, its cost of sales will reflect the increased valuation, which will temporarily reduce the combined company’s gross profit.

Personal property assets were valued using the cost approach and/or market approach, real property assets were valued using the income approach and/or market approach, trademarks were valued using the relief from royalty method, customer relationships were valued using the excess earnings method and non-compete agreements were valued using the lost profit method. In estimating the fair value of favorable lease agreements, market rents were estimated for each of SBS’s leased locations. If the contractual rents were considered to be below the market rent, a favorable lease agreement was valued by discounting the difference between the contractual rent and estimated market rates over the remaining lease term.

The final determination of the accounting for the business combination has not yet been completed. The final consideration, and amounts allocated to assets acquired and liabilities assumed in the Merger could differ materially from the preliminary amounts presented in these unaudited pro forma condensed combined financial statements. A decrease (increase) in the fair value of assets acquired or an increase (decrease) in the fair value of liabilities assumed in the Merger from those preliminary valuations presented in these unaudited pro forma condensed combined financial statements would result in a dollar-for-dollar corresponding increase (decrease) in the amount of goodwill that will result from the Merger. In addition, if the value of the acquired assets is higher than the preliminary indication, it may result in higher amortization and depreciation expense than is presented in these unaudited pro forma condensed combined financial statements.

7.    Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

(a)
Reflects adjustments to record identifiable tangible and intangible assets of SBS at their preliminary estimated fair value. The allocation of purchase price is subject to change as the purchase price is determined, appraisals are completed and more facts become known.

Inventory: Adjustment reflects the preliminary estimated fair value adjustment of $11.7 million to total inventory acquired.

Property, plant and equipment: Adjustment reflects the preliminary fair market value related to the change in fair value of property, plant and equipment acquired. The preliminary amounts assigned to property, plant and equipment are as follows (in thousands):

Land	$20,669
Buildings and improvements	17,839
Leasehold improvements	8,012
Furniture, fixtures and equipment	33,614
Vehicles	28,903
Construction-in-progress	8,412
Total estimated preliminary fair value of property, plant and equipment	117,449
Less: SBS book value of property, plant and equipment	88,295
Pro forma adjustment to property, plant and equipment	$29,154

Deferred financing costs: Adjustment reflects the elimination of deferred financing costs, as they will not have a future cash flow impact.

Intangible assets: Adjustment reflects the preliminary fair market value related to the change in fair value of identifiable intangible assets acquired in the Merger. The preliminary amounts assigned to the identifiable assets are as follows (in thousands):

Customer relationships	$170,000
Trademarks	29,000
Favorable (unfavorable) leases	3,990
Non-compete agreements	2,800
Total estimated preliminary fair value of intangible assets	205,790
Less: SBS book value of intangible assets	20,780
Pro forma adjustments to intangible assets	$185,010

Other accrued liabilities and other long-term liabilities: Adjustments reflect the elimination of certain deferred balances of SBS that will not have a future cash flow impact, including deferred rent and a deferred gain on a sale-leaseback transaction.

Goodwill: Adjustment reflects the preliminary estimated adjustment to goodwill as a result of the Merger. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the assets acquired and liabilities assumed as described in Note 6. The goodwill will not be amortized, but instead will be tested for impairment at a reporting unit level at least annually and whenever events or circumstances have occurred that may indicate a possible impairment exists. In the event management determines that the value of goodwill has become impaired, the combined entity will incur an accounting charge for the amount of the impairment during the period in which the determination is made. A preliminary allocation of goodwill to reporting units has not been performed because the determination of reporting units of the combined company has not yet been made. The goodwill is attributable to the expected synergies of the combined business operations, new growth opportunities, and the acquired assembled and trained workforce of SBS. The goodwill is not expected to be deductible for tax purposes.

The preliminary pro forma adjustment to goodwill is calculated as follows (in thousands):

Consideration transferred	$453,396
Less: Fair value of identifiable net assets to be acquired	287,997
Total estimated goodwill	165,399
Less: SBS book value of goodwill	7,186
Pro forma adjustment to goodwill	$158,213

(b)
Reflects estimated transaction related expenses to be incurred subsequent to September 30, 2015 of $15.0 million, consisting of $7.0 million and $8.0 million to be incurred by BMC and SBS, respectively. For pro forma presentation purposes, BMC's remaining expected transaction-related expenses are reflected as a $7.0 million increase in other accrued liabilities, a $1.7 million increase to current income taxes receivable and a $5.3 million reduction of retained earnings. SBS's remaining expected transaction-related expenses are reflected as a $8.0 million increase to other accrued liabilities, a $2.0 million increase to current income taxes receivable and a $6.0 million increase to goodwill.

(c)	Reflects the netting of the current income taxes receivable/payable and long-term deferred income tax asset/liability positions of BMC and SBS.

(d)    Reflects the deferred income tax effects of the preliminary pro forma adjustments made to the unaudited pro forma condensed combined balance sheet using the federal statutory rate of 35.0%. The preliminary pro forma adjustments to deferred income tax is calculated as follows (in thousands):

	Pro Forma Adjustment to Asset Acquired	Current Deferred Tax Liability (Asset)	Noncurrent Deferred Tax Liability (Asset)
Estimated fair value adjustment of inventory acquired	$11,742	$4,110	$—
Estimated fair value adjustment of tangible assets acquired	29,154	—	10,204
Estimated fair value adjustment of identifiable intangible assets acquired	185,010	—	64,754
Elimination of deferred financing costs	(1,020)	(357)	—
Elimination of deferred rent and deferred gain on sale-leaseback transaction	2,709	182	767
Deferred tax liabilities related to estimated fair value adjustments		$3,935	$75,725

(e)	Reflects the elimination of SBS’s historical stockholders’ equity.

(f)
Under reverse acquisition accounting, the amount of common stock reflects the equity structure of the legal acquirer (the par value and the number of shares issued by SBS). The adjustment reflects the combined company’s expected 65.4 million total post-combination shares at $0.01 par value. The 65.4 million post-combination shares are based on approximately 26.2 million SBS common shares outstanding as of December 1, 2015, plus approximately 39.2 million new common shares issued as part of the Merger, which is calculated as 74.9 million BMC common shares outstanding as of December 1, 2015, multiplied by the exchange ratio of 0.5231.

(g)	Reflects the elimination of BMC's historical treasury stock balance.

(h)
Reflects severance payments of approximately $4.8 million related to an SBS executive and a BMC executive who, as previously announced, will not continue in their roles as executives with the combined company. The severance payments are reflected as a $2.6 million increase to other accrued liabilities and a $2.2 million increase to other long-term liabilities, depending on the expected timing of the payments, and a $3.1 million reduction of retained earnings, net of tax of $1.7 million, which has been recorded in current income taxes receivable.

8.    Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

(a)
Reflects the change in depreciation and amortization expense resulting from purchase price adjustments of tangible and intangible assets to preliminary fair value. Depreciation and amortization expense are based on the estimated remaining useful life of the assets.

The preliminary depreciation expense for property, plant and equipment acquired from SBS is as follows (in thousands). Depreciation expense is recorded in either cost of sales or within operating expenses based on the nature of the asset.

	Preliminary Fair Value	Depreciation Expense for the Year Ended December 31, 2014	Depreciation Expense for the Nine Months Ended September 30, 2015
Land	$20,669	$—	$—
Buildings and improvements	17,839	691	518
Leasehold improvements	8,012	1,577	603
Furniture, fixtures and equipment	33,614	9,104	6,603
Vehicles	28,903	6,570	4,881
Construction-in-progress	8,412	—	—
Total	117,449	17,942	12,605
Less: SBS historical depreciation expense		11,090	10,074
Pro forma adjustments to depreciation expense		$6,852	$2,531

The preliminary amortization expense for the intangible assets acquired from SBS is as follows (in thousands). The amortization of customer relationships, trademarks, and non-compete agreements is included in amortization expense. The amortization of favorable (unfavorable) leases is included in selling, general and administrative expenses.

	Estimated Useful Life (Years)	Preliminary Fair Value	Amortization Expense for the Year Ended December 31, 2014	Amortization Expense for the Nine Months Ended September 30, 2015
Customer relationships	15	$170,000	$11,334	$8,501
Trademarks	15	29,000	1,933	1,450
Favorable (unfavorable) leases	4	3,990	998	749
Non-compete agreements	1	2,800	2,800	—
Total		205,790	17,065	10,700
Less: SBS historical amortization expense			2,253	1,756
Pro forma adjustments to amortization expense			$14,812	$8,944

(b)
Reflects the change in cost of sales resulting from the stepped-up basis of SBS's inventory. The increase is reflected only in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014, as the acquired inventory is expected to be sold through within the first twelve months following the Merger.

(c)
Reflects additional stock compensation expense related to the modification of BMC’s outstanding pre-combination equity awards. At the effective time of the Merger, (i) each BMC time-vesting restricted stock unit outstanding immediately prior to such time was converted, on the same terms and conditions as were applicable under such BMC time-vesting restricted stock unit at such time (including any acceleration of vesting in connection with the consummation of the Merger), into a restricted stock unit award with respect to that number of shares of SBS common stock determined by multiplying each BMC time-vesting restricted stock unit by the exchange ratio, rounded up to the nearest whole share and (ii) each BMC performance-vesting restricted stock unit outstanding immediately prior to such time was deemed satisfied at maximum and was converted, on the same terms and conditions (other than the terms and conditions relating to the achievement of performance goals), into a restricted stock unit award with respect to that number of shares of SBS common stock determined by multiplying each BMC performance-vesting restricted stock unit by the exchange ratio, rounded up to the nearest whole share, provided that the vesting criteria applicable to such conversion will provide for solely service-based vesting.

(d)	Reflects the tax effects of the preliminary pro forma adjustments made to the unaudited pro forma condensed combined statements of operations using the federal statutory rate of 35.0%.

(e)
The shares used to calculate unaudited pro forma basic earnings per share are based on the sum of (i) SBS’s historical basic weighted average common shares outstanding for each period presented and (ii) approximately 39.2 million new shares of SBS common stock issued as part of the Merger. The shares used to calculate unaudited pro forma diluted earnings per share are based on the sum of (i) SBS’s historical diluted weighted average common shares outstanding for each period presented, (ii) approximately 39.2 million new shares of SBS common stock issued as part of the Merger and (iii) the dilutive effect of BMC’s restricted stock units for each period presented, which totaled 0.5 million and 0.3 million for the year ended December 31, 2014 and the nine months ended September 30, 2015, respectively, after applying the exchange ratio.

(f)	Reflects the elimination of transaction-related expenses incurred by BMC and SBS during the nine months ended September 30, 2015.